Exhibit 4.3

THE ROYAL BANK OF SCOTLAND GROUP PLC
as Issuer

TO

THE BANK OF NEW YORK MELLON,
acting through its London Branch
as Trustee

AMENDMENT AND RESTATEMENT OF THE INDENTURE DATED SEPTEMBER 13, 2011

Senior Debt Securities

December 13, 2017

THE ROYAL BANK OF SCOTLAND GROUP plc

Reconciliation and tie between Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and Amended and Restated Indenture dated December 13, 2017.

Trust Indenture Aatct Section		Amended and Restated Indenture Section
§310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	Not Applicable
	(b)	6.08, 6.10
§311	(a)	6.13
	(b)	6.13
§312	(a)	7.01, 7.02(a)
	(b)	7.02(b)
	(c)	7.02(c)
§313	(a)	7.03(a)
	(b)	7.03(a)
	(c)	1.06, 7.03(a)
	(d)	7.03(b)
§314	(a)	7.04, 10.07
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
	(f)	Not Applicable
§315	(a)	6.01, 6.03
	(b)	6.02
	(c)	6.01
	(d)	6.01
	(d)(1)	6.01
	(d)(2)	6.01
	(d)(3)	6.01
	(e)	5.14
§316	(a)(1)(A)	5.12
	(a)(l)(B)	5.13
	(a)(2)	Not Applicable
	(b)	5.08
§317	(a)(1)	5.03
	(a)(2)	5.04

Trust Indenture Aatct Section		Amended and Restated Indenture Section
	(b)	10.03
§318	(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Amended and Restated Indenture.

3

TABLE OF CONTENTS

i

Article 4
Satisfaction and Discharge		30

Section 4.01.	Satisfaction and Discharge of Amended and Restated Indenture	30
Section 4.02.	Application of Trust Money	31
Section 4.03.	Repayment to Company	31

Article 8
Consolidation, Merger, Conveyance Or Transfer		51

Section 8.01.	Company May Consolidate, Etc. Only on Certain Terms	51
Section 8.02.	Successor Corporation Substituted	51
Section 8.03.	Assumption of Obligations	51

Article 12
U.K. Bail-in power		64

Section 12.01.	Agreement with Respect to Exercise of U.K. Bail-In Power	64
Section 12.02.	Concerning BBRD Liability	66

AMENDED AND RESTATED INDENTURE, dated as of December 13, 2017 between THE ROYAL BANK OF SCOTLAND GROUP PLC, a corporation incorporated in Scotland with registered number SC045551 (the “Company”), and THE BANK OF NEW YORK MELLON (previously named The Bank of New York), acting through its London Branch, a banking corporation duly organized and existing under the laws of the State of New York as Trustee (the “Trustee”), having its Corporate Trust Office at One Canada Square, London E14 5AL.

WHEREAS, the Company and the Trustee previously entered into an indenture, dated as of October 21, 2009, as amended and restated on September 13, 2011 (the “Indenture”), relating to its Senior Debt Securities, under which the only securities issued and outstanding on the date hereof are $1,500,000,000 of the Company’s 6.400% Senior Debt Securities due 2019, $1,500,000,000 of the Company’s 4.800% Senior Debt Securities due 2026, $2,650,000,000 of the Company’s 3.875% Senior Debt Securities due 2023, $1,500,000,000 of the Company’s 3.498% Fixed Rate/Floating Rate Senior Debt Securities due 2023 and $1,500,000,000 of the Company’s Floating Rate Senior Debt Securities due 2023 (the “Currently Outstanding Senior Debt Securities”);

WHEREAS, Section 9.01(d) of the Indenture provides that the Company and the Trustee may enter into one or more indentures supplemental to the Indenture to add to, change or eliminate any of the provisions of the Indenture, or any supplemental indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Senior Debt Security of any series created prior to the execution of such supplemental indenture effecting such change or elimination which is entitled to the benefit of such provision, and adversely affected by such addition, change or elimination;

WHEREAS, Section 9.01(i) of the Indenture provides that the Company and the Trustee may enter into one or more indentures supplemental to the Indenture to make certain provisions with respect to matters or questions arising under the Indenture, provided that any such action shall not adversely affect the interests of the Holders of Senior Debt Securities of any series in any material respect;

WHEREAS, the Company desires to make certain amendments to the Indenture in accordance with Sections 9.01(d) and 9.01(i) of the Indenture, and to restate the Indenture to reflect such amendments, which amendments and Indenture as so amended and restated shall apply solely with respect to Senior Debt Securities issued hereunder after December 13, 2017;

WHEREAS, the Indenture as in effect prior to the date hereof shall continue to apply to the Currently Outstanding Senior Debt Securities; and

NOW THEREFORE, the Company and the Trustee agree that the Indenture is hereby amended and restated in its entirety as follows, solely with respect to Senior Debt Securities issued hereunder after December 13, 2017:

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Amended and Restated Indenture to provide for the issuance from time to time of its senior debt securities (the “Senior Debt Securities”), to be issued in one or more series, represented by one or more Global Securities without coupons for payments attached, or represented by definitive Senior Debt Securities without coupons for payments attached, the amount and terms of each such series to be determined as hereinafter provided.

All things necessary to make this Amended and Restated Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS AMENDED AND RESTATED INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Senior Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Senior Debt Securities as follows:

Article 1
Definitions and Other Provisions of General Application

Section 1.01.      Definitions. For all purposes of this Amended and Restated Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)       the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)       all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)       all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United Kingdom at the date of such computation and as applied by the Company;

(4)       the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Amended and Restated Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5)       any reference to an “Article” or a “Section” refers to an Article or Section of this Amended and Restated Indenture.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” shall have the meaning set forth in Section 10.04.

“Additional Senior Debt Securities” has the meaning set forth in Section 3.12.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means a member of, or participant in, any Depositary.

“Amended and Restated Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms and forms of particular series of Senior Debt Securities established pursuant to Section 3.01.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Senior Debt Securities. Initially the Trustee shall act as Authenticating Agent.

“Authorized Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used, which, in the United Kingdom, will be the Financial Times of London, if practicable, and which, in the United States, will be the Wall Street Journal, if practicable, and which, in Luxembourg, will be the Luxemburger Wort, if practicable and for so long as and only with respect to any Senior Debt Securities listed on the Luxembourg Stock Exchange, and if it shall be impracticable in the opinion of the Company to make any publication of any notice required hereby in any such newspaper, shall mean any publication or other notice in lieu thereof which is made or given with the approval of the Company which may include through the means of DTC, Euroclear and Clearstream.

“Bail-in Legislation” means Part I of the U.K. Banking Act 2009 and any other law, regulation, rule or requirement applicable from time to time in the U.K. relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means any Write-down and Conversion Powers.

“Beneficial Owners” shall mean (a) if the Senior Debt Securities are in global form, the beneficial owners of the Senior Debt Securities (and any interest therein) and (b) if the Senior Debt Securities are held in definitive form, the holders in whose names the Senior Debt Securities are registered in the Senior Debt Security Register and any beneficial owners holding an interest in such Senior Debt Securities held in definitive form.

“Board of Directors” means either the board of directors, or any committee of such board duly authorized to act with respect hereto, of the Company, which board of directors or committee may, to the extent permitted by applicable law, delegate its authority.

“Board Resolution” means a copy of a resolution certified by the Secretary or a Deputy or Assistant Secretary of the Company to have been duly adopted by the Board of Directors or duly authorized committee thereof and to be in full force and effect on the date of such certification and delivered to the Trustee.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as the same may be amended or replaced from time to time.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“Business Day” means, with respect to any Place of Payment, except as may otherwise be provided in the form of Senior Debt Securities of any particular series, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Calculation Agent” means the Person, if any, authorized by the Company, to calculate the interest rate or other amounts from time to time in relation to any series of Senior Debt Securities.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by an Executive Officer of the Company, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee in which its corporate trust business is principally administered, which, with respect to The Bank of New York Mellon, acting through its London Branch, is currently located at One Canada Square, London E14 5AL (Attention: Corporate Trust Administration, facsimile: +44 20 7964 2536).

The term “corporation” includes corporations, associations, companies and business trusts.

“Default Interest” has the meaning specified in Section 3.07.

“Depositary” means, with respect to any series of Senior Debt Securities, a clearing agency that is designated to act as Depositary for the Global Securities evidencing all or part of such Senior Debt Securities as contemplated by Section 3.05.

“dollar” or “$” or any similar reference means the coin or currency of the United States which as at the time of payment is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company or its nominee or its or their successor.

“euro” or “€” means the single currency of the participating member states in the Third Stage of European economic and monetary union pursuant to the Treaty establishing the European Community (as amended from time to time). “participating member states” means those member states of the European Union from time to time which adopt a single, shared currency in the Third Stage, as defined and identified in the EMU legislation.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Executive Officer” means any Director, or the Group General Counsel, or the Group Secretary, or the Group Treasurer, or the Deputy Group Secretary, or any Assistant Secretary of the Company, or the Head of Capital Management, Group Treasury, or duly authorized Commissioner and Attorney of the Company in terms of the Commission and Power of Attorney from time to time in effect and registered in the Books of Council and Session, in Edinburgh and, in each case, any other person authorized by a Board Resolution, or a resolution of the Group Asset and Liability Management Committee or a subcommittee thereof, to carry out the functions such officer performs.

“FATCA” means (i) sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, any U.S. Treasury regulations promulgated thereunder, or any official guidance with respect thereto; (ii) any intergovernmental agreement between the United States and any other jurisdiction which facilitates the implementation of clause (i), or any law, regulation or other official guidance enacted or issued in any jurisdiction to implement such intergovernmental agreement; or (iii) any agreement entered into with the U.S. Internal Revenue Service, the U.S. Treasury or any governmental or taxation authority in any other jurisdiction for the implementation of clauses (i) or (ii).

“FATCA Withholding” means any amount required to be deducted or withheld from any payment under the Senior Debt Securities or this Amended and Restated Indenture pursuant to FATCA.

“Foreign Currency” means the euro or any currency issued by the government of any country (or a group of countries or participating member states) other than the United States which as at the time of payment is legal tender for the payment of public and private debts.

“Foreign Government Securities” means with respect to Senior Debt Securities of any series that are denominated in a Foreign Currency, non-callable (i) direct obligations of the participating member state or government that issued such Foreign Currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such participating member state or government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such participating member state or government. For the avoidance of doubt, for all purposes hereof, euro shall be deemed to have been issued by each participating member state from time to time.

“Global Security” means a global certificate evidencing all or part of a series of Senior Debt Securities, authenticated and delivered to the Holder and registered in the name of the Holder or its nominee.

“Group” means the Company together with its subsidiaries consolidated in accordance with International Financial Reporting Standards.

“Holder” means a Person in whose name a Senior Debt Security in global or definitive form is registered in the Senior Debt Security Register.

The term “interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Senior Debt Security, means the Stated Maturity of any installment of interest on such Senior Debt Security.

“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) sustained by the Company or the Trustee.

“Maturity”, when used with respect to any Senior Debt Security, means the date, if any, on which the principal of such Senior Debt Security becomes due and payable as therein or herein provided, whether by call for redemption, winding-up of the Company or otherwise.

“Notice of Default” shall have the meaning set forth in Section 5.07;

“Officer’s Certificate” means a certificate delivered to the Trustee and signed by any Executive Officer.

“Opinion of Counsel” means a written opinion of legal advisors, who may be an employee of or legal advisors for the Company or other legal advisors acceptable to the Trustee.

“Original Issue Discount Security” means any Senior Debt Security which provides for an amount less than the principal amount to be due and payable upon a declaration of the Maturity thereof.

“Outstanding”, when used with respect to Senior Debt Securities or any series of Senior Debt Securities means (except as otherwise specified pursuant to Section 3.01), as of the date of determination, all Senior Debt Securities or all Senior Debt Securities of such series, as the case may be, theretofore authenticated and delivered under this Amended and Restated Indenture, except:

(i)            Senior Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)            Senior Debt Securities, or portions thereof, for whose payment or redemption money, U.S. Government Obligations or Foreign Government Securities in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Senior Debt Securities; provided, that, if such Senior Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Amended and Restated Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)            Senior Debt Securities which have been paid pursuant to Section 11.06 or in exchange for or in lieu of which other Senior Debt Securities have been authenticated and delivered pursuant to this Amended and Restated Indenture, other than any such Senior Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Senior Debt Securities are held by a bona fide purchaser in whose hands such Senior Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Senior Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of a Senior Debt Security denominated in a Foreign Currency shall be the dollar equivalent, determined on the date of original issuance of such Senior Debt Security, of the principal amount of such Senior Debt Security; and (ii) Senior Debt Securities beneficially owned by the Company, or any other obligor upon the Senior Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Senior Debt Securities for which a Responsible Officer of the Trustee has received an Officer’s Certificate stating that such Senior Debt Securities are so beneficially owned shall be so disregarded; provided, further, however, that Senior Debt Securities so beneficially owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Senior Debt Securities and that the pledgee is not the Company, or any other obligor upon the Senior Debt Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person (which may include the Company) authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Senior Debt Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Senior Debt Securities of any series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Senior Debt Securities of that series are payable as specified pursuant to Section 3.01 or, if not so specified, as specified in Section 10.02.

“Predecessor Security” of any particular Senior Debt Security means every previous Senior Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Senior Debt Security; and, for the purposes of this definition, any Senior Debt Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Senior Debt Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Senior Debt Security.

“Redemption Date”, when used with respect to any Senior Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Amended and Restated Indenture.

“Redemption Price”, when used with respect to any Senior Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Amended and Restated Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on Senior Debt Securities of any series means the date specified for the purpose pursuant to Section 3.01.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Company.

“relevant U.K. resolution authority” means any authority with the ability to exercise a U.K. bail-in power.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee assigned to or working in the corporate trust department of the Trustee or, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Amended and Restated Indenture.

“Senior Debt Securities” has the meaning set forth in the recitals herein and more particularly means any series of Senior Debt Securities issued, authenticated and delivered under this Amended and Restated Indenture.

“Senior Debt Security” means one of the Senior Debt Securities.

“Senior Debt Security Register” and “Senior Debt Security Registrar” have the respective meanings specified in Section 3.05.

“Special Record Date”, when used for the payment of any Default Interest on Senior Debt Securities of any series, means the date specified by the Company for the purpose pursuant to Section 3.07.

“Stated Maturity”, when used with respect to any Senior Debt Security or any installment of principal thereof or interest thereon, means the date or dates, if any, specified in, or determined in accordance with the terms of, such Senior Debt Security as the fixed date or dates on which the principal of such Senior Debt Security or such installment of principal or interest is due and payable.

“Subsidiary” has the meaning attributed thereto by Section 1159 of the Companies Act 2006 of Great Britain as in force at the date as of which this instrument was executed.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and in force at the date as of which this Amended and Restated Indenture was executed, except as provided in Section 9.05.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Amended and Restated Indenture, and thereafter “Trustee” shall mean the Person who is then the Trustee hereunder, and if at any time there is more than one such Person, “Trustee” shall mean and include each such Person; and “Trustee” as used with respect to the Senior Debt Securities of any series shall mean the Trustee with respect to the Senior Debt Securities of such series. For purposes of Section 6.07 herein, the term Trustee shall also include the Trustee acting in all other capacities.

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“United States” and “U.S.” mean the United States of America and, except in the case of Sections 6.09 and 6.14, its territories and possessions.

“U.K. bail-in power” means any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

“U.K. Taxing Jurisdiction” has the meaning specified in Section 10.04.

“U.S. Government Obligations” means noncallable (i) direct obligations of the United States for which its full faith and credit are pledged and/or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

“Write-down and Conversion Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

Section 1.02.      Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Amended and Restated Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Amended and

Restated Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of the legal advisor rendering such opinion all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Amended and Restated Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Amended and Restated Indenture (other than Section 10.07) shall include:

(a)             a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)             a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)             a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)             a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 1.03.      Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal advisors, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion or representations are based are erroneous. Any such certificate or opinion of, or representations by, legal advisors may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such legal advisors know, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to such matters is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Amended and Restated Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.      Acts of Holders.

(a)             Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Amended and Restated Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Amended and Restated Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)             The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)             The ownership of Senior Debt Securities shall be proved by the Senior Debt Security Register.

(d)             Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Senior Debt Security shall bind every future Holder of the same Senior Debt Security and the Holder of every Senior Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Senior Debt Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Senior Debt Security or such other Senior Debt Security.

Section 1.05.      Notices, Etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Amended and Restated Indenture to be made upon, given or furnished to, or filed with,

(a)             the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (which may be via facsimile or email delivery of a copy of such document) to the Trustee at its Corporate Trust Office with a copy to The Bank of New York Mellon, Merck House, Seldown, Poole, Dorset BH15 1PX, United Kingdom (Facsimile : +44 207 964 2536; email : corpsov4@bnymellon.com), and the Trustee agrees to accept and act upon facsimile or email transmission of written instructions pursuant to this Amended and Restated Indenture; provided, however, that (x) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (y) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions; or

(b)             the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class air mail postage prepaid, to the Company, to RBS Gogarburn, P.O. Box 1000, Edinburgh EH12 1HQ (Attention: Group Secretariat) or at any other address previously furnished in writing to the Trustee by the Company.

If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding a conflict or inconsistency between such instructions and a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.06.      Notice to Holders; Waiver. When this Amended and Restated Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if given in writing and mailed, first-class postage prepaid, to each Holder of a Senior Debt Security affected by such event in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act with respect to reports pursuant to Section 7.03(a).

For so long as the Senior Debt Securities of any series are represented by Global Securities, the Company will deliver a copy of all notices with respect to such series to the Holder through the Depositary, in accordance with its applicable procedures from time to time. Otherwise, notices to the Holders will be provided to the addresses that appear on the Senior Debt Security Register.

When notice to Holders of Senior Debt Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Amended and Restated Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07.      Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Amended and Restated Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If at any future time any provision required to be included herein by the Trust Indenture Act as in force at the date as of which this Amended and Restated Indenture was executed or any limitation imposed by the Trust Indenture Act at such date on any provision otherwise included herein would not be so required or imposed (in whole or in part) if this Amended and Restated Indenture were executed at such future time, the Company and the Trustee may enter into one or more indentures supplemental hereto pursuant to Section 9.01 to change or eliminate (in whole or in part) such provision or limitation of this Amended and Restated Indenture in conformity with the requirements of the Trust Indenture Act as then in force, except that (subject to Article 9) no provision or limitation required to be included herein by Sections 310(a)(1) and (a)(2), 315(a), (c), (d)(l), (d)(2), (d)(3) and (e), 316(a)(1)(A), (a)(l)(B), (a)(2), (a) (last sentence) and (b) of the Trust Indenture Act as in force at the date as of which this Amended and Restated Indenture was executed may be so changed or eliminated.

Section 1.08.      Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09.      Successors and Assigns. All covenants and agreements in this Amended and Restated Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10.      Separability Clause. In case any provision in this Amended and Restated Indenture or in the Senior Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.      Benefits of Amended and Restated Indenture. Nothing in this Amended and Restated Indenture or in the Senior Debt Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Senior Debt Securities, any benefit or any legal or equitable right, remedy or claim under this Amended and Restated Indenture.

Section 1.12.      Governing Law. This Amended and Restated Indenture and the Senior Debt Securities shall be governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution of the Amended and Restated Indenture and the Senior Debt Securities shall be governed by (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of the Company and the Trustee, as the case may be.

Section 1.13.      Saturdays, Sundays and Legal Holidays. The terms of the Senior Debt Securities shall provide that, in any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity, of a Senior Debt Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Amended and Restated Indenture or the Senior Debt Securities other than a provision in the Senior Debt Securities that specifically states that such provision shall apply in lieu of this Section) payments of interest, if any (and premium, if any) or principal and the exchange of the Senior Debt Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment (or such other Business Day as shall be provided in such Senior Debt Security) with the same force and effect as if made on such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, provided that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, and provided, further, that if the Senior Debt Securities have a term of not more than one year (from but excluding the original issue date to and including Maturity), such payment shall be made on the immediately preceding Business Day and in no event will an Interest Payment Date or Maturity occur more than one year after the original issue date (excluding the original issue date and including the Interest Payment Date or Maturity).

Section 1.14.      Appointment of Agent for Service. The Company has designated and appointed C T Corporation System, 111 Eighth Avenue, New York, NY 10011, United States, as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to the Senior Debt Securities or this Amended and Restated Indenture, but for that purpose only, and agrees that service of process upon said C T Corporation System shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York. Such appointment shall be irrevocable so long as any of the Senior Debt Securities remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said C T Corporation System in full force and effect so long as any of the Senior Debt Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action. The Company hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Section 1.15.      Calculation Agent. If the Company appoints a Calculation Agent pursuant to Section 3.01 with respect to any series of Senior Debt Securities, any determination of the interest rate on, or other amounts in relation to, such series of Senior Debt Securities in accordance with the terms of such series of Senior Debt Securities by such Calculation Agent shall (in the absence of manifest error, bad faith or willful misconduct) be binding on the Company, the Trustee and all Holders and (in the absence of manifest error, bad faith or willful misconduct) no liability to the Holders shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

Section 1.16.      Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDED AND RESTATED INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Article 2
Senior Debt Security Forms

Section 2.01.      Forms Generally. The Senior Debt Securities of each series shall be issuable as registered securities without coupons and in such forms as shall be established by or pursuant to a Board Resolution, or an Officer’s Certificate, or in one or more indentures supplemental hereto, pursuant to Section 3.01, in each case with such insertions, omissions, substitutions and other variations as are required or permitted by this Amended and Restated Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or rule or regulation made pursuant thereto or with the rules of any securities exchange or Depositary therefor, or as may, consistently herewith, be determined by the officers executing such Senior Debt Securities, all as evidenced by any such execution.

The Trustee’s certificates of authentication shall be in substantially the form set forth in Section 2.02 or Section 6.04.

The definitive Senior Debt Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Senior Debt Securities may be listed, all as determined by the officers executing such Senior Debt Securities, as evidenced by their execution thereof.

Section 2.02.      Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Debt Securities of the series designated herein referred to in the within-mentioned Amended and Restated Indenture.

Dated: ______________________

THE BANK OF NEW YORK MELLON, LONDON BRANCH As Trustee
By:
Authorized Signatory

Article 3
The Senior Debt Securities

Section 3.01.      Amount Unlimited; Issuable in Series. The aggregate principal amount of Senior Debt Securities which may be authenticated and delivered under this Amended and Restated Indenture is unlimited. The Senior Debt Securities may be issued in one or more series.

There shall be established by or pursuant to Board Resolutions of the Company, or established by an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the initial issuance of Senior Debt Securities of any series:

(a)             the title of the Senior Debt Securities of the series (which shall distinguish the Senior Debt Securities of the series from all other Senior Debt Securities);

(b)             any limit upon the aggregate principal amount of the Senior Debt Securities of the series which may be authenticated and delivered under this Amended and Restated Indenture (except for Senior Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Debt Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Senior Debt Securities which, pursuant to Section 3.03 are deemed never to have been authenticated and delivered hereunder);

(c)             the date or dates, if any, on which the principal of (and premium, if any, on) the Senior Debt Securities of the series is payable;

(d)             the rate or rates, if any, at which the Senior Debt Securities of the series shall accrue interest or the manner of calculation of such rate or rates, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable or the manner of determination of such Interest Payment Dates, if other than as specified in Section 3.07, the terms applicable to deferred payments and, in the case of Senior Debt Securities, the Regular Record Date for the interest payable on any Interest Payment Date, the Special Record Date for the payment of any Default Interest and any dates required to be established pursuant to Section 7.01;

(e)             whether any premium, upon redemption or otherwise, shall be payable by the Company on Senior Debt Securities of the series;

(f)             the place or places where the principal of (and premium, if any) and any interest on Senior Debt Securities of the series shall be payable, and the Paying Agent or Paying Agents who shall be authorized to pay principal of (and premium, if any) and interest on Senior Debt Securities of such series, at least one of such Paying Agents having an office or agency in the Borough of Manhattan, The City of New York;

(g)             other than with respect to any redemption of the Senior Debt Securities pursuant to Section 11.08, whether or not such series of Senior Debt Securities are to be redeemable, in whole or in part, at the Company’s option and, if so redeemable, the period or periods within which, the price or prices at which and the terms and conditions, including any required notice period, upon which, Senior Debt Securities of the series may be redeemed;

(h)             the obligation, if any, of the Company to redeem or purchase Senior Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which Senior Debt Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(i)             if other than denominations of $1,000 and any multiple thereof, the denominations in which Senior Debt Securities of the series in each applicable form shall be issuable;

(j)             if other than the principal amount thereof, the portion, or the manner of calculation of such portion, of the principal amount of Senior Debt Securities of the series which shall be payable upon a declaration of acceleration or acceleration of the Maturity thereof pursuant to Section 5.02, upon redemption of Senior Debt Securities of any series which are redeemable before their Stated Maturity, or which the Trustee shall be entitled to file and prove a claim pursuant to Section 5.04;

(k)             if Additional Amounts, pursuant to Section 10.04, will not be payable;

(l)             the terms, if any, on which such Senior Debt Securities may or shall be converted into or exchanged at the option of the Company or otherwise for stock or other securities of the Company or another entity or other entities, into a basket or baskets of such securities, into an index or indices of such securities, into the cash value therefor or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such Senior Debt Securities may or shall be so converted or exchanged;

(m)             if other than dollars, provisions, if any, for the Senior Debt Securities of the series to be denominated, and payments thereon to be made, in Foreign Currencies and specifying the manner and Place of Payment thereon and any other terms with respect thereto;

(n)             if other than the coin or currency in which the Senior Debt Securities of that series are denominated, the coin or currency in which payment of the principal of (and premium, if any) or interest, if any, on the Senior Debt Securities of such series shall be payable;

(o)             if the principal of (and premium, if any) or interest, if any, on the Senior Debt Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Senior Debt Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(p)             whether the Senior Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and the initial Holder with respect to such Global Security or Senior Debt Securities;

(q)             if the Senior Debt Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Senior Debt Security of such series or otherwise) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(r)             if the amounts of payments of principal of (and premium, if any) or interest, if any, on the Senior Debt Securities of the series may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the Calculation Agent, if any, who shall be appointed and authorized to calculate such amounts;

(s)             any other Events of Default or covenants with respect to the Senior Debt Securities of such series and if other than as specified in this Amended and Restated Indenture, the terms thereof;

(t)             the forms of Senior Debt Securities of the series;

(u)             any applicable additional provision or provisions related to the U.K. bail-in power; and

(v)             any other terms of the series (which terms shall not be inconsistent with the provisions of this Amended and Restated Indenture, except as permitted by Section 9.01(d)).

If the forms of Senior Debt Securities of any series, or any of the terms thereof, are established by action taken pursuant to a Board Resolution, a copy of the Board Resolution in respect thereof shall be delivered to the Trustee at or prior to the delivery of the Company Order pursuant to Section 3.03 for the authentication and delivery of such Senior Debt Securities.

Section 3.02.      Denominations. The Senior Debt Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specification with respect to Senior Debt Securities of any series, the Senior Debt Securities of each series shall be issuable in denominations of $1,000 each and any integral multiple thereof. Unless otherwise specified in accordance with Section 3.01, any Global Security issued and delivered to the Holder shall be issued in the form of units with each $1,000 principal amount of such Global Security constituting one unit.

Section 3.03.      Execution, Authentication, Delivery and Dating. The Senior Debt Securities shall be executed on behalf of the Company by any Executive Officer. The signature of any Executive Officer on the Senior Debt Securities may be manual or facsimile. Senior Debt Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Senior Debt Securities.

At any time and from time to time after the execution and delivery of this Amended and Restated Indenture, the Company may deliver Senior Debt Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Senior Debt Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Senior Debt Securities.

In authenticating such Senior Debt Securities and accepting the additional responsibilities under this Amended and Restated Indenture in relation to such Senior Debt Securities, the Trustee shall be entitled to receive (in the case of subparagraph 3.03(b) below only at or before the time of the first request of the Company to the Trustee to authenticate the first Senior Debt Security of the series), and (subject to Section 6.01) shall be fully protected in relying upon:

(a)             the Company Order (x) requesting such authentication and setting forth delivery instructions, and (y) attaching the form of Senior Debt Securities setting forth the terms thereof established pursuant to Section 3.01 of this Amended and Restated Indenture and stating the recitals contained in Section 1.02 of this Amended and Restated Indenture, including that all conditions precedent for the authentication of such Senior Debt Securities have been complied with; and

(b)             an Opinion of Counsel stating that (x) the form and terms thereof have been established in conformity with the provisions of this Amended and Restated Indenture and (y) that such Senior Debt Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditor’s rights and by general principles of equity.

The Trustee shall not be required to authenticate such Senior Debt Securities if the issue of such Senior Debt Securities pursuant to this Amended and Restated Indenture will affect the Trustee’s own rights, duties or immunities under the Senior Debt Securities and this Amended and Restated Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Senior Debt Security shall be dated the date of its authentication.

No Senior Debt Security appertaining thereto shall be entitled to any benefit under this Amended and Restated Indenture or be valid or obligatory for any purpose unless there appears on such Senior Debt Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Senior Debt Security shall be conclusive evidence, and the only evidence, that such Senior Debt Security has been duly authenticated and delivered hereunder and that such Senior Debt Security is entitled to the benefits of this Amended and Restated Indenture. Notwithstanding the foregoing, if any Senior Debt Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Senior Debt Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Amended and Restated Indenture, such Senior Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefit of this Amended and Restated Indenture.

Section 3.04.      Temporary Senior Debt Securities. Pending the preparation of definitive Senior Debt Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Senior Debt Securities substantially of the tenor of the definitive Senior Debt Securities in lieu of which they are issued, which Senior Debt Securities may be printed, lithographed, typewritten, photocopied or otherwise produced. Temporary Senior Debt Securities shall be issuable as Senior Debt Securities without coupons attached in any authorized denomination, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Senior Debt Securities may determine, all as evidenced by such execution.

If temporary Senior Debt Securities of any series are issued, the Company will cause, if so required by the terms of such temporary Senior Debt Securities, definitive Senior Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Senior Debt Securities of such series, the temporary Senior Debt Securities of such series shall be exchangeable for definitive Senior Debt Securities of such series containing identical terms and provisions upon surrender of the temporary Senior Debt Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Senior Debt Securities of any series the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a like aggregate principal amount of definitive Senior Debt Securities of the same series of authorized denominations containing identical terms and provisions. Until so exchanged, unless otherwise provided therein or in a supplemental indenture relating thereto, the temporary Senior Debt Securities of any series shall in all respects be entitled to the same benefits (but shall be subject to all the limitations of rights) under this Amended and Restated Indenture as definitive Senior Debt Securities of such series.

Section 3.05.      Registration, Registration of Transfer and Exchange

(a)             Global Securities. This Section 3.05(a) shall apply to Global Securities unless otherwise specified, as contemplated by Section 3.01.

Except as otherwise specified, as contemplated by Section 3.01 hereof, the Senior Debt Securities shall be initially issued and represented by one or more Global Securities, without coupons attached thereto, which shall be authenticated as contemplated by this Amended and Restated Indenture.

Each Global Security authenticated under this Amended and Restated Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Senior Debt Security for all purposes of this Amended and Restated Indenture. Except as otherwise specified, as contemplated by Section 3.01 hereof, each Global Security authenticated under this Amended and Restated Indenture shall be initially registered in the name of DTC only.

Unless the Global Security is presented by an authorized representative of the Holder to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of the Holder and any payment is made to such nominee, any transfer, pledge or other use of the Global Security for value or otherwise shall be wrongful since the registered owner of such Global Security, the nominee of the Holder, has an interest in such Global Security.

Except as otherwise specified, as contemplated by Section 3.01 hereof, any Global Security shall be exchangeable for definitive Senior Debt Securities only as provided in this paragraph. A Global Security shall be exchangeable pursuant to this Section only (i) if the relevant Depositary notifies the Trustee that it is unwilling or unable to continue to act as Depositary, (ii) if, in the event of a winding-up of the Company, the Company fails to make a payment on the Senior Debt Securities when due, or (iii) at any time if the Company at its option and in its sole discretion determines that the Global Securities of a particular series should be exchanged for definitive Senior Debt Securities of that series. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for, unless otherwise specified or contemplated by Section 3.01, definitive Senior Debt Securities bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, the same date or dates from which such interest shall accrue, the same Interest Payment Dates on which such interest shall be payable or the manner of determination of such Interest Payment Dates, redemption provisions, if any, specified currency and other terms and of differing denominations aggregating a like amount as the Global Security so exchangeable. Definitive Senior Debt Securities shall be registered in the names of the owners of the beneficial interests in such Global Securities as such names are from time to time provided by the Holder to the Trustee.

Any Global Security that is exchangeable pursuant to the preceding paragraph, unless otherwise specified as contemplated by Section 3.01, shall be exchangeable for Senior Debt Securities issuable in authorized denominations of a like aggregate principal amount and tenor.

No Global Security may be transferred except as a whole by the Holder to a nominee of the Holder or by the Holder or any such nominee to a successor of the Holder or a nominee of such successor. Except as provided above, owners solely of beneficial interests in a Global Security shall not be entitled to receive physical delivery of Senior Debt Securities in definitive form and will not be considered the holders thereof for any purpose under this Amended and Restated Indenture.

In the event that a Global Security is surrendered for redemption or exchange for stock or other securities of the Company or another entity or other entities in part pursuant to Section 11.07, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed or unexchanged portion of the principal of the Global Security so surrendered.

The Agent Members and any other Beneficial Owners shall have no rights under this Amended and Restated Indenture with respect to any Global Security held on their behalf by a Holder, and such Holder may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Holder or impair, as between any such Holder or other clearance service and its Agent Members and Holders, the operation of customary practices governing the exercise of the rights of a holder of any security, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Amended and Restated Indenture.

In connection with any exchange of interests in a Global Security for definitive Senior Debt Securities of another authorized form, as provided in this Section 3.05(a), then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Senior Debt Securities in aggregate principal amount equal to the principal amount of such Global Security or the portion to be exchanged executed by the Company. On or after the earliest date on which such interests may be so exchanged, such Global Security shall be surrendered by the Holder to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Senior Debt Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such Global Security, an equal aggregate principal amount of definitive Senior Debt Securities of authorized denominations as the portion of such Global Security to be exchanged. Any Global Security that is exchangeable pursuant to this Section 3.05 shall be exchangeable for Senior Debt Securities issuable in the denominations specified as contemplated by Section 3.01 and registered in such names as the Holder of such Global Security shall direct. If a definitive Senior Debt Security is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the relevant Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such definitive Senior Debt Security, but will be payable on such Interest Payment Date only to the person to whom payments of interest in respect of such portion of such Global Security are payable.

A Depositary may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Amended and Restated Indenture with respect to the Senior Debt Securities.

(b)             Except as otherwise specified pursuant to Section 3.01, Senior Debt Securities of any series may only be exchanged for a like aggregate principal amount of Senior Debt Securities of such series of other authorized denominations containing identical terms and provisions. Senior Debt Securities to be exchanged shall be surrendered at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, and the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the Senior Debt Security or Senior Debt Securities of the same series which the Holder making the exchange shall be entitled to receive.

Except as otherwise specified pursuant to Section 3.01, the Company shall cause to be kept in the principal corporate trust office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Senior Debt Security Register” provided, no such Senior Debt Security Register shall be maintained in any office or agency in the United Kingdom other than in Scotland) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Senior Debt Securities and of transfers of such Senior Debt Securities. Except as otherwise specified pursuant to Section 3.01, the Trustee is hereby appointed “Senior Debt Security Registrar” for the purpose of registering Senior Debt Securities and transfers of Senior Debt Securities as herein provided.

Senior Debt Securities shall be transferable only on the Senior Debt Security Register. Upon surrender for registration of transfer of any Senior Debt Security of any series, together with the form of transfer endorsed on it, duly completed and executed at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver to the address specified in the formal transfer, within three Business Days, in the name of the designated transferee or transferees, one or more new Senior Debt Securities of the same series of any authorized denominations containing identical terms and provisions, of a like aggregate principal amount.

If only part of a Senior Debt Security is transferred, a new Senior Debt Security of an aggregate principal amount equal to the amount not being transferred shall be executed by the Company, and authenticated and delivered by the Trustee to the transferor, in the name of the transferor, within three Business Days after the Trustee acting as Paying Agent pursuant to Section 10.02 receives the Senior Debt Security. The new Senior Debt Security will be delivered to the transferor by uninsured post at the risk of the transferor to the address of the transferor appearing in the Senior Debt Security Register. A new Senior Debt Security of an aggregate principal amount equal to the amount being transferred shall be delivered by the Trustee to the transferee, in the name of the transferee, within three Business Days after the Trustee acting as Paying Agent pursuant to Section 10.02 receives the Senior Debt Security. The new Senior Debt Security will be delivered to the transferee by uninsured post at the risk of the transferee to the address of the transferee specified in the form of transfer.

All Senior Debt Securities issued upon any registration of transfer or exchange of Senior Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Amended and Restated Indenture, as the Senior Debt Securities surrendered upon such registration of transfer or exchange.

Every Senior Debt Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Senior Debt Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Senior Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Senior Debt Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Senior Debt Security of any series during a period beginning at the opening of business 15 days before the day of the giving of a notice of redemption of Senior Debt Securities of such series selected for redemption under Section 11.03 and ending at the close of business on the day of the giving of such notice, or (ii) to register the transfer of or exchange any Senior Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Senior Debt Securities being redeemed in part.

Section 3.06.      Mutilated, Destroyed, Lost and Stolen Senior Debt Securities. If any mutilated Senior Debt Security (including any Global Security) is surrendered to the Trustee, the Company may execute and the Trustee shall, in the case of a Senior Debt Security, authenticate and deliver in exchange therefor a new Senior Debt Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Senior Debt Security (including any Global Security) and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Senior Debt Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver in lieu of any such destroyed, lost or stolen Senior Debt Security a new Senior Debt Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Senior Debt Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Senior Debt Security, pay such Senior Debt Security.

Upon the issuance of any new Senior Debt Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Senior Debt Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Senior Debt Security shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Senior Debt Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Amended and Restated Indenture equally and proportionately with any and all other Senior Debt Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Debt Securities.

Section 3.07.      Payment; Interest Rights Preserved. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, interest, if any, on any Senior Debt Securities which is payable, and is paid or duly provided for, on any Interest Payment Date shall be paid, to the Holder at the close of business on the Regular Record Date for such interest including through a Paying Agent of the Company designated pursuant to Section 3.01 outside the United Kingdom for collection by the Holder.

In the case of Senior Debt Securities where payment is to be made in dollars, payment at any Paying Agent’s office outside The City of New York will be made in dollars by check drawn on, or, at the request of the Holder, by transfer to a dollar account maintained by the payee with, a bank in The City of New York.

In the case of Senior Debt Securities where payment is to be made in a Foreign Currency, payment will be made as established pursuant to Section 3.01.

Any interest on any Senior Debt Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date is herein called “Default Interest”. Default Interest on any Senior Debt Security of any series shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue then of having been such Holder, and such Default Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)             The Company may elect to make payment of any Default Interest to the Persons in whose names the Senior Debt Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Default Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Default Interest proposed to be paid on each Senior Debt Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Default Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Default Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Default Interest in respect of such Senior Debt Securities of such series which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after it delivers to the Trustee notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Default Interest and the Special Record Date therefor to be given in the manner and to the extent provided in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Default Interest on the Senior Debt Securities of such series and the Special Record Date therefor having been so given, such Default Interest on the Senior Debt Securities of such series shall be paid in the case of Senior Debt Securities to the Persons in whose names such Senior Debt Securities (or their respective Predecessor Securities) are registered in the Senior Debt Security Register at the close of business on the Special Record Date, and such Default Interest shall no longer be payable pursuant to the following clause (b); or

(b)             The Company may make payment of any Default Interest on the Senior Debt Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Senior Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Senior Debt Security delivered under this Amended and Restated Indenture upon registration of transfer of or in exchange for or in lieu of any other Senior Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Senior Debt Security.

Section 3.08.      Persons Deemed Owners. Prior to due presentment of a Senior Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Senior Debt Security is registered as the owner of such Senior Debt Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on such Senior Debt Security and for all other purposes whatsoever, whether or not such Senior Debt Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.09.      Cancellation. All Senior Debt Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Senior Debt Securities previously authenticated and delivered hereunder and all Senior Debt

Securities so delivered shall be promptly cancelled by the Trustee. No Senior Debt Securities shall be authenticated in lieu of or in exchange for any Senior Debt Securities cancelled as provided in this Section, except as expressly permitted by the provisions of the Senior Debt Securities of any series or pursuant to the provisions of this Amended and Restated Indenture. The Trustee shall deliver to the Company all cancelled Senior Debt Securities held by the Trustee.

Section 3.10.      Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Senior Debt Securities of any series, payments of interest on the Senior Debt Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11.      CUSIP Numbers. The Company in issuing any series of the Senior Debt Securities may use “CUSIP”, “ISIN” and/or “Common Code” numbers (if then generally in use) or any successor to such numbers and thereafter with respect to such series, the Trustee shall use “CUSIP”, “ISIN” and/or “Common Code” numbers or successor numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Senior Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Senior Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP”, “ISIN” and/or “Common Code” numbers or successor numbers.

Section 3.12.      Additional Senior Debt Securities. The Company may, from time to time, without the consent of the Holders of the Senior Debt Securities of any series, issue additional Senior Debt Securities of one or more of the series of Senior Debt Securities issued under this Amended and Restated Indenture (“Additional Senior Debt Securities”); provided, however, that if such Additional Senior Debt Securities are not fungible with the Senior Debt Securities of the applicable series for U.S. federal income tax purposes, the Additional Debt Securities will have a separate CUSIP, ISIN and/or Common Code (as the case may be) from those used for the original Senior Debt Securities of such series. Any such Additional Senior Debt Securities, together with the Senior Debt Securities of the applicable series, will constitute a single series of Senior Debt Securities under this Amended and Restated Indenture and shall be included in the definition of “Senior Debt Securities” in this Amended and Restated Indenture where the context requires.

Section 3.13.      Correction of Minor Defects in or Amendment of Senior Debt Securities. If, after issuance of any Senior Debt Security (including any Global Security), the Company or the Trustee shall become aware of any ambiguity, defect or inconsistency in any term thereof, the Company and the Trustee agree to amend such Senior Debt Security as contemplated by Section 9.01(l), and the parties hereto shall provide for the execution, authentication, deliver and dating of one or more replacement Senior Debt Securities or Global Securities, as the case may be, pursuant to Section 3.03 hereto.

Article 4
Satisfaction and Discharge

Section 4.01.      Satisfaction and Discharge of Amended and Restated Indenture. This Amended and Restated Indenture shall upon Company Request cease to be of further effect with respect to Senior Debt Securities of any series (except as to any surviving rights of registration of transfer or exchange of Senior Debt Securities of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Amended and Restated Indenture with respect to the Senior Debt Securities of such series when

(a)             either

(i)            all Senior Debt Securities of such series theretofore authenticated and delivered (other than (A) Senior Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Senior Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii)            all such Senior Debt Securities not theretofore delivered to the Trustee for cancellation

(A)            have become due and payable or will become due and payable at their Stated Maturity within one year, or

(B)            are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

(C)            are to be exchanged for stock or other securities of the Company or another entity or other entities and notice of exchange of such Senior Debt Securities for stock or other securities of the Company or another entity or other entities shall have been given, and the Company has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount in cash, or U.S. Government Obligations (with respect to Senior Debt Securities denominated in dollars) or Foreign Government Securities (with respect to Senior Debt Securities denominated in the same Foreign Currency) maturing, in the case of (A) and (B) above, as to principal and interest, if any, and, in the case of (C) above, as to interest, if any, in such amounts and at such times as will ensure the availability of cash sufficient to pay and discharge all claims with respect to such Senior Debt Securities not theretofore delivered to the Trustee for cancellation, in the case of (A) and (B) above, for principal (and premium, if any) and accrued interest, if any, and, in the case of (C) above, as to accrued interest, if any, to the date of such deposit (in the case of Senior Debt Securities which have become due and payable) or to the Redemption Date;

(b)             the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Senior Debt Securities of such series; and

(c)             the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Amended and Restated Indenture with respect to the Senior Debt Securities of such series have been complied with.

Notwithstanding any satisfaction and discharge of this Amended and Restated Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if cash, U.S. Government Obligations and/or Foreign Government Securities shall have been deposited with the Trustee pursuant to Section 4.01(a)(ii), the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge, including any termination under any bankruptcy law.

Section 4.02.      Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all cash, U.S. Government Obligations and/or Foreign Government Securities deposited with the Trustee pursuant to Section 4.01 shall be held in trust and such cash and the proceeds from such U.S. Government Obligations and/or Foreign Government Securities shall be applied by it, in accordance with the provisions of the Senior Debt Securities of such series, and this Amended and Restated Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such cash, U.S. Government Obligations and/or Foreign Government Securities have been deposited with the Trustee.

Section 4.03.      Repayment to Company. The Trustee, the Calculation Agent and any Paying Agent promptly shall pay to the Company upon Company Request any excess money, U.S. Government Obligations and/or Foreign Government Securities held by them at any time with respect to any series of Senior Debt Securities.

Article 5
Remedies

Section 5.01.      Events of Default. “Event of Default”, wherever used herein with respect to Senior Debt Securities of a particular series, means (i) that, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, except as otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, the Company failed to pay any principal or any interest on any Senior Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the Trustee to the Company or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Debt Securities of that series requiring the non-payment to be made good, (ii) the making of an order by an English court of competent jurisdiction which is not successfully appealed within 30 days of the making of such order, or the valid adoption by the shareholders of the Company of an effective resolution, for the winding-up of the Company (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency), (iii) any other Event of Default provided with respect to Senior Debt Securities of such series pursuant to Section 3.01 or (iv) the default in the performance, or breach, of any covenant or warranty of the Company in this Amended and Restated Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with) provided, that default or breach has not been remedied within 60 days of receipt by the Company and the Trustee from the Holders of at least 25% aggregate principal amount of the Outstanding Senior Debt Securities of that series of a written notice requiring the breach to be remedied or written notice from the Trustee to the Company certifying that in its opinion the default or breach is materially prejudicial to the interests of the Holders of the Senior Debt Securities of that series and requiring the breach to be remedied.

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a default or an Event of Default under this Section 5.01.

Section 5.02.      Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs with respect to Senior Debt Securities of any series and is continuing, then in every such case the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Debt Securities of such series may declare the principal amount (or, in the case of Original Issue Discount Securities, the accreted face amount together with accrued interest, if any, on) of all the Senior Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holder or Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Senior Debt Securities of any series has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holder or Holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of such series, by written notice to the Company and the Trustee, may rescind or annul such declaration of acceleration and its consequences (including any Event of Default under another series of Senior Debt Securities arising therefrom) but only if

(a)             the Company has paid or deposited with the Trustee a sum sufficient to pay

(i)            the principal of (and premium, if any, on) any Senior Debt Securities of such series which have become due otherwise than by such declaration of acceleration and any due and payable interest, and overdue interest, if any, thereon at the rate or rates prescribed therefor in such Senior Debt Securities,

(ii)            all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)             all Events of Default with respect to Senior Debt Securities of such series have been cured or waived as provided by Section 5.13.

No such rescission or annulment shall affect any subsequent default or impair any right consequent thereon.

Section 5.03.      Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that, if the Company fails to pay any principal or any interest on any Senior Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the Trustee to the Company or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Debt Securities of that series requiring the non-payment to be made good, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Senior Debt Securities, the whole amount then due and payable on such Senior Debt Securities for principal (and premium, if any) and interest, if any, and interest on any overdue principal (and premium, if any), at the rate or rates prescribed therefor in such Senior Debt Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Senior Debt Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Senior Debt Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Amended and Restated Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including the institution of proceedings in Scotland (but not elsewhere) for the winding-up of the Company.

The Holders of Senior Debt Securities by their acceptance thereof will be deemed to have waived any right of set-off or counterclaim or combination of accounts with respect to the Senior Debt Securities or this Amended and Restated Indenture (or between the obligations under or in respect of any Senior Debt Securities and any liability owed by a Holder to the Company) that they might otherwise have against the Company, whether before or during a winding-up of the Company.

Notwithstanding the foregoing, failure to make any payment in respect of a series of Senior Debt Securities shall not be a default in respect of such Senior Debt Securities if such payment is withheld or refused (i) in order to comply with any law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment, (ii) as a result of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority or (iii) in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of such period of 14 days by independent legal advisers acceptable to the Trustee, provided, however, that the Trustee may by notice to the Company require the Company to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the Company shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the provisions of the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of 14 days after the Trustee gives written notice to the Company informing it of such resolution.

No recourse for the payment of the principal of (or premium, if any) or interest, if any, on any Senior Debt Security, or for any claim based thereon and no recourse under or upon any obligation, covenant or agreement of the Company in this Amended and Restated Indenture, or in any Senior Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation of the Company, either directly or through the Company or any successor corporation whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that to the extent lawful all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Amended and Restated Indenture and the issue of the Senior Debt Securities.

Notwithstanding any contrary provisions, nothing shall impair the right of a Holder, absent the Holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.

Section 5.04.      Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, winding-up or other judicial proceeding relative to the Company or any other obligor upon the Senior Debt Securities of any series or to the property of the Company or such other obligor or their creditors (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), the Trustee (irrespective of whether the principal of the Senior Debt Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys and other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of a Senior Debt Security to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders or holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07.

Subject to Article 8 and Section 9.02, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of any Senior Debt Security any plan of reorganization, arrangement, adjustment, or composition affecting any Senior Debt Securities or the rights of any Holder of any Senior Debt Security or to authorize the Trustee to vote in respect of the claim of any such Holder or holder in any such proceeding.

Section 5.05.      Trustee May Enforce Claims Without Possession of Senior Debt Securities. All rights of action and claims under this Amended and Restated Indenture or the Senior Debt Securities may be prosecuted and enforced by the Trustee without the possession of any of the Senior Debt Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel be for the ratable benefit of the Holders of the Senior Debt Securities in respect of which such judgment has been recovered.

Section 5.06.      Application of Money Collected. Any money collected by the Trustee pursuant to this Article in respect of any series of Senior Debt Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, if any, upon presentation of such Senior Debt Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts applicable to such series of Senior Debt Securities due and owing to the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on such series of Senior Debt Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Senior Debt Securities for principal (and premium, if any) and interest, if any, respectively; and

THIRD: To the payment of the balance, if any, to the Company or any other Person or Persons legally entitled thereto.

Section 5.07.      Limitation on Suits. No Holder of any Senior Debt Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Amended and Restated Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)             such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Senior Debt Securities of the same series specifying such Event of Default and stating that such notice is a “Notice of Default” hereunder;

(b)             the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Debt Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name, as Trustee hereunder;

(c)             such Holder of a Senior Debt Security has offered to the Trustee indemnity and/or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)             the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)             no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of such series;

it being understood and intended that no one or more Holders of Senior Debt Securities of a particular series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Amended and Restated Indenture to affect, disturb or prejudice the rights of any other such Holders or holders, or to obtain or to seek to obtain priority or preference over any other such Holders or holders or to enforce any right under this Amended and Restated Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Senior Debt Securities of such series.

Section 5.08.      Unconditional Right of Holders to Receive Principal, Premium and Interest, If Any. Notwithstanding any other provision in this Amended and Restated Indenture, the Holder of any Senior Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on such Senior Debt Security on the respective Stated Maturities as expressed in such Senior Debt Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

Section 5.09.      Restoration of Rights and Remedies. If the Trustee or any Holder of any Senior Debt Security has instituted any proceeding to enforce any right or remedy under this Amended and Restated Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Senior Debt Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Senior Debt Securities shall continue as though no such proceeding had been instituted.

Section 5.10.      Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Debt Securities in the last paragraph of Section 3.06 and without prejudice to Section 5.02 and Section 5.03, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Senior Debt Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, subject to the aforesaid, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.      Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Senior Debt Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Senior Debt Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Senior Debt Securities, as the case may be.

Section 5.12.      Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Senior Debt Securities of such series, provided that

(a)             such direction shall not be in conflict with any rule of law or with this Amended and Restated Indenture;

(b)             the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders of any Senior Debt Securities of any series not taking part in such direction with respect to which the Trustee is acting as the Trustee;

(c)             the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(d)             no provision herein shall be deemed to require the Trustee to take any action or forebear from any action directed by Holders unless the Trustee has received security and/or indemnity satisfactory to it in its sole discretion and if the Trustee does act in accordance with a Holders’ direction given under this Section 5.12 it shall not be liable for such action.

Section 5.13.      Waiver of Past Defaults. The Trustee may without prejudice to its rights in respect of any subsequent Event of Default from time to time and at any time waive any Event of Default or authorize any proposed Event of Default by the Company, provided that in its opinion the interests of the Holders shall not be materially prejudiced thereby and, provided further, that the Trustee shall not exercise any powers conferred on it by this clause in contravention of any notice in writing to the Company and the Trustee made pursuant to Section 5.02 hereof but so that no such notice shall affect any waiver or authorization previously given or made. The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series may on behalf of the Holders of all the Senior Debt Securities of such series waive any past Event of Default hereunder with respect to such series and its consequences, except an Event of Default:

(a)             in the payment of the principal of (or premium, if any) or interest, if any, on any Senior Debt Security of such series, or

(b)             in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

Upon any such waiver, such Event of Default shall cease to exist, and any Event of Default with respect to any series arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Amended and Restated Indenture, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Section 5.14.      Undertaking for Costs. All parties to this Amended and Restated Indenture agree, and each Holder of any Senior Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Amended and Restated Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Senior Debt Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Senior Debt Security on or after the respective Stated Maturities expressed in such Senior Debt Security (or, in the case of redemption, on or after the Redemption Date).

Article 6
The Trustee

Section 6.01.      Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Amended and Restated Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Amended and Restated Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02.      Notice of Defaults. Within 90 days after the occurrence of any Event of Default hereunder with respect to Senior Debt Securities of any series of which a Responsible Officer of the Trustee has written notice of such Event of Default the Trustee shall transmit in the manner and to the extent provided in Section 1.06 to Holders of Senior Debt Securities of such series notice of such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived; provided, however, that the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of Senior Debt Securities of such series.

Section 6.03.      Certain Rights of Trustee. Subject to the provisions of Section 6.01:

(a)             the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)             any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c)             whenever in the administration of this Amended and Restated Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)             the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)             the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Amended and Restated Indenture at the request or direction of any of the Holders pursuant to this Amended and Restated Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)             the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at the reasonable expense of the Company and shall incur no liability by reason of such inquiry or investigation; provided that the Trustee shall not be entitled to such information which the Company is prevented from disclosing as a matter of law or contract;

(g)             the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (other than an officer or employee of the Trustee) or attorney appointed with due care by it hereunder;

(h)             the Trustee shall not be liable with respect to any Losses arising from action taken or omitted to be taken by it in good faith in accordance with any instruction or communication received by email from any person reasonably believed by the Trustee to be authorized by the Company to send such instruction or communication;

(i)             the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee;

(j)             the Trustee shall not be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if it has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k)             the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder; and

(l)             the Trustee shall not be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Amended and Restated Indenture.

Section 6.04.      Not Responsible for Recitals or Issuance of Senior Debt Securities. The recitals contained herein and in the Senior Debt Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Amended and Restated Indenture or of the Senior Debt Securities, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Amended and Restated Indenture. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Senior Debt Securities or the proceeds thereof.

Section 6.05.      May Hold Senior Debt Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Senior Debt Security Registrar and any Calculation Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Senior Debt Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Senior Debt Security Registrar, Calculation Agent or such other agent.

Section 6.06.      Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 6.07.      Compensation and Reimbursement.

The Company agrees:

(a)             to pay to the Trustee from time to time compensation for all services rendered by it hereunder as agreed upon in writing by the Company from time to time

(which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)             except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Amended and Restated Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined by a court of competent jurisdiction to have been caused by its own negligence or bad faith;

(c)             to indemnify the Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense (including legal fees and expenses) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder but excluding any tax liabilities of the Trustee in respect of its net profits; and

(d)             the fees, costs and expenses of the Trustee and its counsel incurred in connection with services rendered by the Trustee under Section 5.01(ii) hereof shall constitute administration expenses in any bankruptcy proceeding.

The Trustee shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after a Responsible Officer of the Trustee becomes aware of such commencement (provided that the failure to make such notification shall not affect the Trustee’s rights hereunder) and the Company shall be entitled to participate in, and to the extent it shall wish, to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Trustee. If the Company and the Trustee are being represented by the same counsel and the Company has assumed the defense of the claim, the Trustee shall not be authorized to settle a claim without the written consent of the Company, which consent shall not be unreasonably withheld.

If the Trustee is represented by separate counsel due to a conflict of interest or its need for separate representation due to a need to assert defenses which are different from the Company’s in the Trustee’s sole discretion, the Trustee shall be entitled to enter into any settlement without the written consent of the Company and any and all fees, cost and expenses of such separate legal representation of the Trustee will be paid by the Company.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a senior lien to which the Senior Debt Securities are hereby made subordinate, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on the Senior Debt Securities.

The Trustee’s right to reimbursement and indemnity under this Section 6.07 shall survive the payment in full of the Senior Debt Securities, the discharge of this Amended and Restated Indenture, the resignation or removal of the Trustee and any termination of the Amended and Restated Indenture, including any termination under any bankruptcy law and (without prejudice to Section 12.02 of this Amended and Restated Indenture if, and to the extent applicable, as set out therein) any exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the obligations owed or owing to Holders pursuant to or in connection with the Senior Debt Securities.

To the extent the Company’s obligations to reimburse and indemnify the Trustee pursuant to this Section 6.07 are excluded liabilities under the Banking Act or otherwise excluded from any exercise of the U.K. bail-in power by the relevant U.K. resolution authority by legislation, rule, regulation or regulatory technical standard, such liabilities shall survive the application of such U.K. bail-in power.

Section 6.08.      Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Amended and Restated Indenture.

Section 6.09.      Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to each series which shall be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State or District of Columbia authority and, if there be such corporation willing and able to act as trustee on reasonable and customary terms, having its corporate trust office or agency in the Borough of Manhattan, The City of New York, New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.10.      Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b)             The Trustee may resign at any time with respect to the Senior Debt Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Senior Debt Securities of such series.

(c)             The Trustee may be removed at any time with respect to the Senior Debt Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of such series delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Senior Debt Securities of such series.

(d)             If at any time:

(i)            the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Senior Debt Security of the series as to which the Trustee has a conflicting interest for at least six months, or

(ii)            the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Senior Debt Security for at least six months, or

(iii)            the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge, or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

(iv)            the Trustee shall fail to perform its obligations to the Company under the Amended and Restated Indenture in any material respect,

then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to any or all series of Senior Debt Securities or (B) subject to Section 5.14 (and except in the case of subparagraph 6.10(d)(iv) above), any Holder who has been a bona fide Holder of a Senior Debt Security for at least six months (and, in the case of Section 6.10(d)(i) above, who is a Holder of a Senior Debt Security of the series as to which the Trustee has a conflicting interest) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Senior Debt Securities and the appointment of a successor Trustee or Trustees.

(e)             If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Senior Debt Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Senior Debt Securities of such series (it being understood that any successor Trustee may be appointed with respect to the Senior Debt Securities of one or more or all of such series and at any time there shall be only one Trustee with respect to the Senior Debt Securities of any particular series), and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Senior Debt Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Senior Debt Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Senior Debt Securities of any series shall have been so appointed by the Company or the Holders of Senior Debt Securities of such series and accepted appointment in the manner hereinafter required by Section 6.11, any Holder who has been a bona fide Holder of a Senior Debt Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Senior Debt Securities of such series.

(f)             The Company shall give notice of each resignation and each removal of the Trustee with respect to the Senior Debt Securities of any series and each appointment of a successor Trustee with respect to the Senior Debt Securities of any series in the manner and to the extent provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Senior Debt Securities of such series and the address of its Corporate Trust Office.

Section 6.11.      Acceptance of Appointment by Successor.

(a)             In case of the appointment hereunder of a successor Trustee with respect to all Senior Debt Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee, all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)             In case of the appointment hereunder of a successor Trustee with respect to the Senior Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Senior Debt Securities of such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Senior Debt Securities of such series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Senior Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Senior Debt Securities of such series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Amended and Restated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Senior Debt Securities of such series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Senior Debt Securities of such series to which the appointment of such successor Trustee relates.

(c)             Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 6.11, as the case may be.

(d)             No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 6. Notwithstanding anything to the contrary contained herein all of the rights, immunities and indemnities given to the retiring Trustee hereunder, including without limitation, those in Section 6.07 shall survive the resignation of the retiring Trustee and any other termination of this Amended and Restated Indenture.

Section 6.12.      Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Senior Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Senior Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Senior Debt Securities.

Section 6.13.      Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Senior Debt Securities of a series), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14.      Appointment of Authenticating Agent. The Trustee may at any time appoint an Authenticating Agent or Agents with respect to one or more series of Senior Debt Securities which shall be authorized to act on behalf of the Trustee to authenticate Senior Debt Securities of such series upon original issue, or issued upon exchange, registration of transfer or partial redemption thereof or in lieu of destroyed, lost or stolen Senior Debt Securities, and Senior Debt Securities so authenticated shall be entitled to the benefits of this Amended and Restated Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Amended and Restated Indenture to the authentication and delivery of Senior Debt Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation or national banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation or national banking association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or national banking association shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice to the Holders of Senior Debt Securities in the manner and to the extent provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.14.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14.

If an appointment with respect to one or more series is made pursuant to this Section, the Senior Debt Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantively the following form:

This is one of the Senior Debt Securities referred to in the within-mentioned Amended and Restated Indenture.

THE BANK OF NEW YORK MELLON, LONDON BRANCH as Trustee
By:
as Authenticating Agent

Article 7
Holders Lists And Reports By Trustee And Company

Section 7.01.      Company to Furnish Trustee Names and Addresses of Holders. The Company, with respect to any series of Senior Debt Securities, will furnish or cause to be furnished to the Trustee

(a)             quarterly, not more than 15 days after each Regular Record Date (or after each of the dates to be specified for such purpose for non-interest bearing Senior Debt Securities and Senior Debt Securities on which interest is paid less frequently than quarterly as contemplated by Section 3.01), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Senior Debt Securities as of such Regular Record Date or such specified date, and

(b)             at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

The Company need not furnish or cause to be furnished to the Trustee pursuant to this Section 7.01 the names and addresses of Holders of Senior Debt Securities so long as the Trustee acts as Senior Debt Security Registrar with respect to such series of Senior Debt Securities.

Section 7.02.      Preservation of Information; Communication to Holders.

(a)             The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders (i) contained in the most recent list furnished to the Trustee as provided in Section 7.01 and (ii) received by the Trustee in its capacity as Paying Agent or Senior Debt Security Registrar (if so acting). The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b)             The rights of the Holders of Senior Debt Securities of any series to communicate with other Holders with respect to their rights under this Amended and Restated Indenture or under the Senior Debt Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c)             Every Holder, by receiving and holding a Senior Debt Security, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b) or otherwise made pursuant to the Trust Indenture Act.

Section 7.03.      Reports by Trustee.

(a)             On or before May 15 in each year following the date hereof, so long as any Senior Debt Securities are Outstanding hereunder, the Trustee shall transmit to Holders as provided in the Trust Indenture Act a brief report dated as of a date required by and in compliance with the Trust Indenture Act.

(b)             A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which the Trustee has been notified that the Senior Debt Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when Senior Debt Securities are listed on any securities exchange.

(c)             The Company will furnish the Trustee with interim and annual reports and upon receipt thereof, the Trustee will mail such reports to all record holders of Senior Debt Securities. In addition, the Company will furnish the Trustee with all notices of meetings at which holders of Senior Debt Securities of a particular series are entitled to vote, and all other reports and communications that are made generally available to holders of Senior Debt Securities. The Trustee will, at the Company’s expense, make such notices, reports and communications available for inspection by holders of Senior

Debt Securities in such manner as the Company may determine and, in the case of any notice received by the Trustee in respect of any meeting at which holders of Senior Debt Securities of a particular series are entitled to vote, will mail to all such record holders of Senior Debt Securities, at the Company’s expense, a notice containing a summary of the information set forth in such notice of meeting.

Section 7.04.      Reports by the Company. The Company shall:

(a)             file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to Section 13 or Section 15(d) of the Exchange Act, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Company will be deemed to have delivered such reports or information referred to in this Section to the Trustee if the Company has filed such reports or information with the Commission via the EDGAR filing system (or any successor thereto) and such reports or information are publicly available;

(b)             file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Amended and Restated Indenture as may be required from time to time by such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate); and

(c)             transmit to Holders, in the manner and to the extent required by the Trust Indenture Act, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein.

Article 8
Consolidation, Merger, Conveyance Or Transfer

Section 8.01.      Company May Consolidate, Etc. Only on Certain Terms. The Company may, without the consent of Holders of any Senior Debt Securities of any series Outstanding under this Amended and Restated Indenture, consolidate or amalgamate with or merge into any other corporation or convey or transfer or lease its properties and assets substantially as an entirety to any Person, provided that:

(a)             the corporation formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety (i) shall be a company organized and existing under the laws of the United Kingdom or any political subdivision thereof, and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on all the Senior Debt Securities in accordance with the provisions of such Senior Debt Securities and this Amended and Restated Indenture and the performance of every covenant of this Amended and Restated Indenture on the part of the Company to be performed or observed; and

(b)             the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02.      Successor Corporation Substituted. Upon any consolidation, amalgamation or merger by the Company into any other corporation or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor corporation formed by such consolidation or amalgamation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to and be substituted for, and may exercise every right and power of, the Company, under this Amended and Restated Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, the predecessor corporation shall be relieved of all obligations and covenants under the Amended and Restated Indenture and the Senior Debt Securities.

Section 8.03.      Assumption of Obligations. With respect to the Senior Debt Securities of any series, a wholly-owned Subsidiary of the Company (a “successor entity”) may without the consent of any Holder assume the obligations of the Company (or any corporation which shall have previously assumed the obligations of the Company) for the due and punctual payment of the principal of (and premium, if any, on)

and interest, if any, on any series of Senior Debt Securities in accordance with the provisions of such Senior Debt Securities and this Amended and Restated Indenture and the performance of every covenant of this Senior Debt Security Indenture and such series of Senior Debt Securities on the part of the Company to be performed or observed, provided that:

(a)             the successor entity shall expressly assume such obligations by an amendment to the Amended and Restated Indenture, executed by the Company and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee, and the Company shall, by amendment to the Amended and Restated Indenture, unconditionally guarantee (such guarantee shall be given on a Senior basis) all of the obligations of such successor entity under the Senior Debt Securities of such series and the Amended and Restated Indenture as so modified by such amendment (provided, however, that, for the purposes of the Company’s obligation to pay Additional Amounts, if any, payable pursuant to Section 10.04 in respect of the Senior Debt Securities, references to such successor entity’s country of organization and tax residence will be added to references to the United Kingdom in the definition of “U.K. Taxing Jurisdiction”);

(b)             such successor entity shall confirm in writing in such amendment to the Amended and Restated Indenture that such successor entity will pay all Additional Amounts, if any, payable pursuant to Section 10.04 in respect of all the Senior Debt Securities (provided, however, that for these purposes such successor entity’s country of organization and tax residence will be substituted for the references to the United Kingdom in the definition of “U.K. Taxing Jurisdiction”);

(c)             immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(d)             the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such assumption complies with this Article and that all conditions precedent herein provided for relating to such assumption have been complied with.

Upon any such assumption, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Amended and Restated Indenture with respect to any such Senior Debt Securities with the same effect as if such successor entity had been named as the Company in this Amended and Restated Indenture (provided, however, that if the successor entity’s jurisdiction of incorporation or tax residence is not the United Kingdom, the right of the successor entity to redeem the Senior Debt Securities of the relevant series pursuant to Section 11.08 shall only apply with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the successor’s jurisdiction of incorporation or tax residence which occurs after the date of assumption), and the Company or any legal and valid successor corporation which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor upon any such Senior Debt Securities except as provided in clause (a) of this Section 8.03.

Article 9
Supplemental Indentures

Section 9.01.      Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)             to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Senior Debt Securities;

(b)             to add to the covenants of the Company for the benefit of the Holders of all or any series of Senior Debt Securities (and, if such covenants are to be for the benefit of less than all series of Senior Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(c)             to add any additional Events of Default;

(d)             to add to, change or eliminate any of the provisions of this Amended and Restated Indenture, or any supplemental indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Senior Debt Security of any series created prior to the execution of such supplemental indenture effecting such change or elimination which is entitled to the benefit of such provision, and adversely affected by such addition, change or elimination;

(e)             to secure the Senior Debt Securities;

(f)             to establish the form or terms of Senior Debt Securities of any series as permitted by Section 2.01 or 3.01;

(g)             to change any Place of Payment, so long as the Place of Payment as required by Section 3.01 is maintained;

(h)             to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any supplemental indenture;

(i)             to make any other provisions with respect to matters or questions arising under this Amended and Restated Indenture, provided such action shall not adversely affect the interests of the Holders of Senior Debt Securities of any series in any material respect;

(j)             to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Senior Debt Securities of one or more series and to add to or change any of the provisions of this Amended and Restated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b);

(k)             to change or eliminate any provision of this Amended and Restated Indenture as permitted by Section 1.07; or

(l)             with respect to any Senior Debt Security (including a Global Security) issued on or after December 13, 2017, to amend any such Senior Debt Security to conform to the description of the terms of such Senior Debt Security in the prospectus, prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of such Senior Debt Security.

Section 9.02.      Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Debt Securities of each series affected by such supplemental Amended and Restated Indenture (voting as a class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Amended and Restated Indenture or of modifying in any manner the rights of the Holders of Senior Debt Securities of such series under this Amended and Restated Indenture; provided, however, that no such supplemental indenture may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby,

(a)             change the Stated Maturity, if any, of any principal amount or any interest amounts in respect of any such Senior Debt Security, reduce the principal amount thereof or the rate of interest, if any, thereon, or any premium payable upon the redemption thereof, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the Maturity thereof pursuant to Section 5.02, or change the obligation of the Company (or its successor) to pay Additional Amounts pursuant to Section 10.04 (except as contemplated by Section 8.01(a) and permitted by Section 9.01(a)) on the Senior Debt Securities, or the currency of payment of the principal amount of, premium, if any, or interest on, any such Senior Debt Security, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(b)             reduce the percentage in aggregate principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Amended and Restated Indenture or of certain defaults hereunder and their consequences) provided for in this Amended and Restated Indenture, or

(c)             modify any of the provisions of this Section 9.02 or Section 5.13 except to increase any such percentage or to provide that certain other provisions of this Amended and Restated Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Senior Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.11(b) and 9.01(j), or

(d)             change in any manner adverse to the interests of the Holders of any Senior Debt Securities the terms and conditions of the obligations of the Company in respect of the due and punctual payment of any amounts due and payable on the Senior Debt Securities.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Amended and Restated Indenture which has expressly been included solely for the benefit of one or more particular series of Senior Debt Securities, or which modifies the rights of the Holders of Senior Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Amended and Restated Indenture of the Holders of Senior Debt Securities of any other series.

Section 9.03.      Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Amended and Restated Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Amended and Restated Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company subject to customary exceptions. The Trustee may, but shall not be obliged to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Amended and Restated Indenture or otherwise.

Section 9.04.      Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Amended and Restated Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Amended and Restated Indenture for all purposes; and every Holder of Senior Debt Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except as otherwise expressed therein.

Section 9.05.      Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06.      Reference in Senior Debt Securities to Supplemental Indentures. Senior Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Senior Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such Senior Debt Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Senior Debt Securities of such series.

Article 10
Covenants

Section 10.01.  Payment of Principal, Premium, and Interest. The Company covenants and agrees for the benefit of each series of Senior Debt Securities that it will duly and punctually pay the principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on the Senior Debt Securities of that series in accordance with the terms of the Senior Debt Securities and this Amended and Restated Indenture.

Section 10.02.  Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Senior Debt Securities an office or agency where Senior Debt Securities of that series may be presented or surrendered for payment, where Senior Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Debt Securities of that series and this Amended and Restated Indenture may be served; provided, however, that at the option of the Company in the case of definitive Senior Debt Securities of such series, payment of any interest thereon may be made by check mailed to the address of the Person entitled herein as such address shall appear in the Senior Debt Security Register. With respect to the Senior Debt Securities of any series, such office or agency in each Place of Payment shall be specified as contemplated by Section 3.01, and if not so specified, initially shall be the Corporate Trust Office of the Trustee. Unless otherwise specified pursuant to Section 3.01, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Company in respect of Senior Debt Securities of any series and this Amended and Restated Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Senior Debt Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of any obligation to maintain an office or agency in each Place of Payment (except as otherwise indicated in this Section) for Senior Debt Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03.  Money for Payments to be Held in Trust. If the Company shall at any time act as Paying Agent with respect to the Senior Debt Securities of any series, it will, on or before each due date for payment of the principal of (and premium, if any) or interest, if any, if any, on any of the Senior Debt Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Senior Debt Securities, it will, prior to each due date for payment of the principal of (and premium, if any) or interest, if any, on any Senior Debt Securities of that series deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or its failure so to act. Unless otherwise specified as contemplated by Section 3.01, the Trustee shall be the Company’s Paying Agent. The Company will cause each Paying Agent for any series of Senior Debt Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a)             hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Senior Debt Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)             give the Trustee notice of any default by the Company (or any other obligor upon the Senior Debt Securities of that series) in the making of any payment, when due and payable, or principal of (and premium, if any) or interest, if any, on Senior Debt Securities of that series; and

(c)             at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at the time, for the purpose of obtaining the satisfaction and discharge of this Amended and Restated Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Senior Debt Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest, if any, have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Debt Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published at least once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company.

Section 10.04.  Additional Amounts. All amounts of principal, premium, if any, and interest, if any, on any series of Senior Debt Securities will be paid by the Company without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “U.K. Taxing Jurisdiction”), unless such deduction or withholding is required by law.

Unless otherwise specified in any Board Resolution, or an Officer’s Certificate, establishing the terms of Senior Debt Securities of a series in accordance with Section 3.01, if deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the U.K. Taxing Jurisdiction, the Company will pay such additional amounts with respect to the principal of, premium, if any, and interest, if any, on any series of Senior Debt Securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holders of Senior Debt Securities of the particular series, after such deduction or withholding, shall equal the amounts of such payments which would have been payable in respect of such Senior Debt Securities had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i)            the Holder or the beneficial owner of the Senior Debt Security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the U.K. Taxing Jurisdiction or otherwise has some connection with the U.K. Taxing Jurisdiction other than the mere holding or ownership of a Senior Debt Security, or the collection of the payment on any Senior Debt Security of the relevant series,

(ii)            except in the case of a winding-up of the Company in the United Kingdom, the relevant Senior Debt Security is presented (where presentation is required) for payment in the United Kingdom,

(iii)            the relevant Senior Debt Security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting (where presentation is required) the Senior Debt Security for payment at the close of such 30 day period,

(iv)            the Holder or the beneficial owner of the relevant Senior Debt Security or the payment on such Senior Debt Security failed to comply with a request by the Company or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the U.K. Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(v)            the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives,

(vi)            the withholding or deduction is required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any agreement with the U.S. Treasury entered into with respect thereto, any U.S. Treasury regulation issued thereunder or any other official interpretations or guidance issued with respect thereto; any intergovernmental agreement entered into with respect thereto, or any law, regulation, or other official interpretation or guidance promulgated pursuant to such an intergovernmental agreement,

(vii)            the relevant Senior Debt Security is presented (where presentation is required) for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant Senior Debt Security to another paying agent in a Member State of the European Union, or

(viii)            any combination of subclauses (i) through (vii) above,

nor shall Additional Amounts be paid with respect to a payment on the Senior Debt Securities to any Holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the U.K. Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the Holder.

Whenever in this Amended and Restated Indenture there is mentioned, in the context of any Senior Debt Security, the payment of the principal, premium, if any, or interest, if any, on, or in respect of, any Senior Debt Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Section 10.05.  FATCA. The Paying Agent shall be entitled to make any FATCA Withholding, and neither the Company nor the Paying Agent shall have any obligation to gross-up any payment hereunder or under the Senior Debt Securities as a result of any such FATCA Withholding. Each of the Company and the Paying Agent shall provide to the other party, upon request, such forms and documentation as may be reasonably necessary for the other party to determine whether it has any withholding or reporting obligations pursuant to FATCA in relation to the Senior Debt Securities, provided that the requested information is within the first party’s possession and such party is legally entitled to provide such information.

Section 10.06.  Corporate Existence. Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 10.07.  Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate in compliance with Section 314(a)(4) of the Trust Indenture Act.

Section 10.08.  Original Issue Document. The Company shall provide to the Trustee on a timely basis such information, if any, as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Senior Debt Securities relating to any original issue discount, including, without limitation, Form 1099-OID or any successor form.

Article 11
Redemption Of Senior Debt Securities

Section 11.01.  Applicability of Article. Senior Debt Securities of any series shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Senior Debt Securities of any series) in accordance with this Article 11.

Section 11.02.  Election to Redeem; Notice to Trustee. The election of the Company to redeem any Senior Debt Securities shall be evidenced by or pursuant to a Board Resolution. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, the Company shall not less than 5 business days nor more than 60 calendar days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Senior Debt Securities of such series to be redeemed and, if applicable, the tenor of the Senior Debt Securities to be redeemed. In the case of any redemption of Senior Debt Securities of any series prior to the expiration of any provision restricting such redemption provided in the terms of such Senior Debt Securities or elsewhere in this Amended and Restated Indenture, the Company shall furnish the Trustee with respect to such Senior Debt Securities with an Officer’s Certificate evidencing compliance with or waiver of such provision.

Section 11.03.  Selection by Trustee of Senior Debt Securities to be Redeemed. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, if less than all the Senior Debt Securities of any series are to be redeemed, the particular Senior Debt Securities to be redeemed shall be selected not less than 5 business days nor more than 60 calendar days prior to the Redemption Date by the Trustee, from the Outstanding Senior Debt Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Senior Debt Securities of that series or any multiple thereof) of the principal amount of Senior Debt Securities of such series of a denomination larger than the minimum authorized denomination for Senior Debt Securities of that series.

The Trustee shall promptly notify the Company in writing of the Senior Debt Securities selected for redemption and, in the case of any Senior Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Amended and Restated Indenture, unless the context otherwise requires, all provisions relating to the redemption of Senior Debt Securities shall relate in the case of any Senior Debt Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Debt Security which has been or is to be redeemed.

Section 11.04.  Notice of Redemption. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, notice of redemption shall be given not less than 5 business days nor more than 60 calendar days prior to the

Redemption Date to each Holder of Senior Debt Securities to be redeemed in the manner and to the extent provided in Section 1.06.

All notices of redemption shall state:

(a)             the Redemption Date,

(b)             the Redemption Price,

(c)             if less than all the Outstanding Senior Debt Securities of any series are to be redeemed, the principal amount of the Senior Debt Securities to be redeemed,

(d)             that on the Redemption Date the Redemption Price will become due and payable upon each such Senior Debt Security to be redeemed and, if applicable, that interest thereon will cease to accrue on or after the said date,

(e)             the place or places where such Senior Debt Securities are to be surrendered for payment of the Redemption Price, and

(f)             the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such Senior Debt Securities.

Notice of redemption of Senior Debt Securities to be redeemed at the selection of the Company shall be given by the Company or, at the Company’s Request, by the Trustee in the name and at the expense of the Company.

Section 11.05.  Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued but unpaid interest on, all the Senior Debt Securities which are to be redeemed on that date.

Section 11.06.  Senior Debt Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Senior Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Senior Debt Securities shall cease to accrue interest. Upon surrender of any such Senior Debt Security for redemption in accordance with said notice, such Senior Debt Security shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest to the Redemption Date; provided, however, that with respect to any Senior Debt Securities, unless otherwise specified as contemplated by Section 3.01, a payment of interest which is payable on an Interest Payment Date which is the Redemption Date, shall be payable to the Holders of such Senior Debt Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date or Special Record Date according to the terms of the Senior Debt Securities and the provisions of Section 3.07. Senior Debt Securities in definitive form shall be presented for redemption to the Paying Agent.

If any Senior Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the Senior Debt Security shall, until paid, continue to accrue interest from and after the Redemption Date in accordance with its terms and the provisions of Section 3.07.

Section 11.07.  Senior Debt Securities Redeemed in Part. Any Senior Debt Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, only in the case of Senior Debt Securities, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Senior Debt Security without service charge, a new Senior Debt Security or Senior Debt Securities of the same series of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Senior Debt Security so surrendered.

Section 11.08.  Optional Redemption Due To Changes in Tax Treatment. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, the Company will have the option to redeem the Senior Debt Securities of any series in whole as contemplated by Section 3.01 but not in part, on not less than 5 business days nor more than 60 calendar days’ notice, on any Interest Payment Date, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of such series of Senior Debt Securities to the date fixed for redemption (or, in the case of Original Issue Discount Securities, the accreted face amount thereof, together with accrued interest, if any), if, at any time, the Company shall determine that as a result of a change in or amendment to the laws or regulations of the U.K. Taxing Jurisdiction (including any treaty to which a U.K. Taxing Jurisdiction is a party), or any change in the official application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after a date included in the terms of such series of Senior Debt Securities pursuant to Section 3.01:

(a)             in making any payment under the Senior Debt Securities, including any payment in respect of principal or premium, if any, or interest, if any, the Company has or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;

(b)             payment of interest on the next Interest Payment Date in respect of any of the Senior Debt Securities would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c)             on the next Interest Payment Date the Company would not be entitled to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Company would be materially reduced).

In any case where the Company shall determine that as a result of any change in the official application or interpretation of any laws or regulations it is entitled to redeem the Senior Debt Securities of any series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company) in a form satisfactory to the Trustee confirming that the relevant change in the official application or interpretation of such laws or regulations has occurred and that the Company is entitled to exercise its right of redemption.

Article 12
U.K. Bail-in power

Section 12.01.  Agreement with Respect to Exercise of U.K. Bail-In Power.

(a)             Notwithstanding any other term of any Senior Debt Securities, this Amended and Restated Indenture, or any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner, by its acquisition of Senior Debt Securities, each Holder (including each Beneficial Owner) of the Senior Debt Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Debt Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Debt Securities into ordinary shares or other securities or other obligations of the Company or another person; and (iii) the amendment or alteration of the Maturity of the Senior Debt Securities, or amendment of the amount of interest due on the Senior Debt Securities, or the Interest Payment Dates, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Debt Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each Holder (including each Beneficial Owner) of the Senior Debt Securities further acknowledges and agrees that the rights of the Holders and Beneficial Owners under the Senior Debt Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

(b)             By its acquisition of Senior Debt Securities each Holder and Beneficial Owner:

(i)            acknowledges and agrees that upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority it shall not give rise to a Default or an Event of Default for purposes of Section 315(b) (Notice of Default) and

Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)            to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Debt Securities; and

(iii)            acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (x) the Trustee shall not be required to take any further directions from Holders under Section 5.12 of this Amended and Restated Indenture, and (y) this Amended and Restated Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

(c)             Notwithstanding paragraph (b), if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any Senior Debt Securities remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Senior Debt Securities), then the Trustee’s duties under this Amended and Restated Indenture shall remain applicable with respect to such Senior Debt Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to this Amended and Restated Indenture.

(d)             By its acquisition of Senior Debt Securities, each Holder and Beneficial Owner shall be deemed to have:

(i)            consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Debt Securities; and

(ii)            authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Debt Securities to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Debt Securities as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner.

(e)             Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Debt Securities, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying the Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

(f)             No repayment of the principal amount of the Senior Debt Securities or payment of interest on the Senior Debt Securities shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company and the Group.

(g)             If the Company has elected to redeem Senior Debt Securities of any series but prior to the payment of the redemption amount with respect to such redemption the relevant U.K. resolution authority exercises its U.K. bail-in power with respect to any Senior Debt Securities, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

(h)             Any Holder (including each Beneficial Owner) that acquires Senior Debt Securities in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in this Amended and Restated Indenture to the same extent as the Holders and Beneficial Owners of the Senior Debt Securities that acquire the Senior Debt Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Debt Securities related to the U.K. bail-in power.

Section 12.02.  Concerning BBRD Liability. Notwithstanding and to the exclusion of any other term of this Amended and Restated Indenture or any other agreements, arrangements, or understanding between the Company and the Trustee, the Trustee acknowledges and accepts that a BRRD Liability arising under this Amended and Restated Indenture with respect to the Senior Debt Securities may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a)             the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Company to the Trustee under this Amended and Restated Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)            the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)            the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Company or another person (and the issue to or conferral on the Trustee of such shares, securities or obligations)

(iii)            the cancellation of the BRRD Liability; and/or

(iv)            the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)             the variation of the terms of this Amended and Restated Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Indenture to be duly executed, all as of the date first written above.

THE ROYAL BANK OF SCOTLAND GROUP PLC

By:	/s/ Ewen Stevenson
Name: Ewen Stevenson Title: Chief Financial Officer

[Signature Page to Amended and Restated Indenture]

THE BANK OF NEW YORK MELLON, LONDON BRANCH

By:	/s/ Paul Cattermole
Name: Paul Cattermole
Title: Vice President

[Signature Page to Amended and Restated Indenture]